Exhibit 99.2

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EMPLOYMENT AGREEMENT

This Agreement, dated as of April 6, 2009 (the “Effective Date”), is by and between NightHawk Radiology Holdings, Inc., a Delaware corporation (“Employer”), and Timothy V. Myers, M.D. (“Executive”).

1. PERIOD OF EMPLOYMENT. Employer shall employ Executive to render services to Employer in the position and with the duties and responsibilities described in Section 2 for the period (the “Period of Employment”) commencing on such date as shall be agreed upon between Executive and Employer (the “Services Start Date”) and ending on the date upon which the Period of Employment is terminated in accordance with Section 4.

Notwithstanding the foregoing, Employer and Executive each acknowledge that there will be a transition period (the “Initial Transition Period”), not to last greater than 90 days, during which Executive will only be able to work for Employer approximately half time. Employer acknowledges that, during the Initial Transition Period, Executive will be required to perform certain continuing professional services for Executive’s previous employer. During this Initial Transition Period, Executive and Employer will work together to determine an appropriate work schedule for Executive to carry out the responsibilities attendant to Executive’s position. As described more fully below, during the Initial Transition Period, Employer will pay Executive one-half of Executive’s Base Salary (as defined below). As described more fully in Section 3(f) below, Executive will be eligible to participate in the Company’s benefit programs following the Initial Transition Period.

2. POSITION AND RESPONSIBILITIES.

(a) Position. Executive accepts employment with Employer as Senior Vice President and Chief Medical Officer and shall perform all services appropriate to that position, as well as such other services as may be assigned by Employer’s Chief Executive Officer (the “CEO”). Executive shall devote his best efforts and full-time attention to the performance of his duties. Executive acknowledges that it is understood that, upon Employer’s relocation of its corporate headquarters, Executive will re-locate to the Phoenix/Scottsdale, Arizona area in a reasonable time frame as shall be agreed upon between Executive and Employer.

(b) Other Activity. During the Period of Employment (except for the Initial Transition Period), and except upon the prior written consent of the CEO, Executive shall not (i) accept any other employment or (ii) engage in, manage, control, participate in, consult with, or render services for, directly or indirectly, any other business, commercial, or professional activity (whether or not pursued for pecuniary advantage) that is competitive with Employer, creates a conflict of interest with Employer, or otherwise materially interferes with his duties to Employer or the business of Employer or any Affiliate (as such businesses exist or are in development during the Period of Employment) (and shall immediately cease any such ongoing activity that becomes so competitive, begins to create such a conflict or begins to materially interfere with his duties to Employer or the business of Employer or any Affiliate). An “Affiliate” shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with Employer. Executive may engage in civic and charitable activities that do not interfere with Executive’s employment under this Agreement and that do not conflict with Employer’s interests.

For purposes of clarification, the following professional activities, whether paid or unpaid, shall be allowed, and shall not be deemed to be materially interfering with Executive’s duties to Employer or the business of the Employer or any Affiliate: (i) sitting on clinical event committees regarding experimental products and/or procedures (ii) sitting on and/or participating in activities in relation to

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professional radiology societies and/or councils, (iii) participating in other activities which have as their focus radiology and/or radiology interests. In all cases, Executive shall ensure that any such activities will not be competitive with Employer or create a conflict of interest with Employer. On an annual basis, Executive shall provide Employer with a list of all professional activities in which Executive participates.

3. COMPENSATION AND BENEFITS.

(a) Salary. In consideration of the services to be rendered under this Agreement, Employer shall pay Executive $400,000 per year (as it may be adjusted from time to time by the Compensation Committee of the Board, the “Base Salary”), payable in regular installments in accordance with Employer’s general payroll policies for salaried employees, in effect from time to time; provided, however, that during the Initial Transition Period, Executive shall be paid one-half of Executive’s Base Salary. Within thirty (30) days of the beginning of each calendar year during the Period of Employment, the Compensation Committee of the Board shall review Executive’s Base Salary for the purpose of making market and performance increases, shall make a determination of any such increase and give notice thereof to Executive. It is understood that any such increase so determined may or may not apply retroactively to the beginning of such calendar year, which shall be determined by the Compensation Committee of the Board in its sole discretion.

(b) Incentive Compensation. In addition to the Base Salary, Executive shall, subject to such performance criteria as have been or shall be determined by the Compensation Committee of the Board (the “Annual Performance Criteria”), be eligible to receive annual incentive compensation in an amount equal to 40% of Executive’s Base Salary if such Annual Performance Criteria are satisfied (the “On-Target Annual Incentive Compensation”). In addition, Executive shall be eligible to receive additional incentive compensation in an amount up to 40% of Executive’s Base Salary (the “Above-Target Annual Incentive Compensation”) if the Annual Performance Criteria are exceeded, such amount to be determined based upon the conditions and formulae established by the Compensation Committee. The Annual Performance Criteria and the formulae to determine Executive’s Above-Target Annual Incentive Compensation shall be established from time to time by the Compensation Committee of the Board in connection with its calendar-year market and performance assessments described in Section 3(a). The On-Target Annual Incentive Compensation and the Above-Target Annual Incentive Compensation shall be referred to herein as the “Incentive Compensation” Any Incentive Compensation shall be paid to Executive less applicable withholding within thirty (30) days of the beginning of each calendar year during the Period of Employment (or such other period of time as shall be reasonably established by the Compensation Committee of the Board).

For purposes of clarification, Employer hereby acknowledges that for fiscal 2009, Executive shall be eligible to receive a Bonus which shall be based upon the performance criteria that have already been established by the Compensation Committee prior to Executive’s Services Start Date. For 2009, Executive’s Bonus, if any, shall be calculated in accordance with Section 3(b) above and with the formulas adopted by the Compensation Committee applicable to Employer’s other executive management. Executive’s 2009 Bonus, if any, shall then be pro rated based upon the number of days Executive is employed by Employer during 2009 following the Services Start Date (with the amount of Incentive Compensation attributable to the Initial Transition Period to be paid at the rate of one-half of what it otherwise would have been for that period).

(c) Equity Grants. Employer will recommend at the first meeting of the Board of Directors of Employer (the “Board”) following the Services Start Date that Employer grant Executive (i) 40,000 restricted stock units and (ii) an option to purchase 40,000 shares of the Employer’s Common Stock at a price per share equal to the fair market value per share of the Common Stock on the effective date of grant (which shall be established in accordance with the Board’s policies) (collectively, the “Initial

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Grants”). The restricted stock units will vest over four (4) years, with one-fourth (25%) of the restricted stock units vesting on each of the four anniversaries following the Services Start Date. One-fourth (25%) of the shares subject to the option shall vest on the one (1) year anniversary of the Services Start Date (the “Anniversary Date”), and the remaining shares shall vest monthly over the next 36 months in equal monthly amounts subject to Executive’s continuing employment with Employer.

The Grants shall be subject to the terms and conditions of Employer’s 2006 Equity Incentive Plan. Except as described herein, no right to any stock is earned or accrued until such time that vesting occurs, nor does the grant confer any right to continue vesting or employment.

(d) Vacation and Holidays. Executive shall be entitled to not less than twenty (20) days of vacation per calendar year (or such greater vacation benefits as may be provided for by Employer’s vacation policies applicable to its senior executives), pro rated for any partial year. Executive may accumulate and carry over from one calendar year to the next any unused vacation time; provided, however, that, in accordance with Employer’s vacation policies, at no time will Executive be allowed to accumulate a balance of greater than twenty (20) days vacation. Upon termination of this Agreement for any reason, Employer shall upon such termination pay Executive in full for any accrued but unused vacation. Executive also shall be entitled to such paid holidays as are established by Employer for all employees.

(e) Benefits. Following the Initial Transition Period, Executive shall have the right to participate in and to receive benefits from all present and future benefit plans specified in Employer’s policies and generally made available to salaried employees and senior executives of Employer from time to time. The amount and extent of benefits to which Executive is entitled shall be governed by the specific benefit plan, as amended. Executive also shall be entitled to any benefits or compensation tied to termination as described in Section 4. Employer reserves the ability, in its sole discretion, to adjust benefits provided to Executive in connection with the adjustment of benefits to salaried employees. No statement concerning benefits or compensation to which Executive is entitled shall alter in any way the Period of Employment or the termination thereof as provided in this Agreement.

(f) Expenses. Following the Services Start Date (including during the Initial Transition Period), Employer shall reimburse Executive, or otherwise advance amounts, for reasonable travel and other business expenses (including Executive’s expenses for Executive to maintain or obtain membership in the following professional societies: AMA (and/or state societies of the AMA as necessary or believed to be reasonably necessary by Executive), ACR, ABR, ARRS (and/or state radiological societies as necessary or believed to be reasonably necessary by Executive) RSNA, ASER and SIR) incurred or to be incurred by Executive in the performance of his duties, subject to reasonable documentation thereof and in accordance with Employer’s expense reimbursement policies in effect from time to time, but in no event more than thirty (30) days after Executive’s submission of such documentation in accord with such policies. Specifically, and without limiting anything set forth in this Section 3(f), Employer hereby agrees to reimburse Executive in an amount up to $5,000 for all reasonable relocation expenses incurred by Executive in connection with Executive’s relocation to the Phoenix/Scottsdale, Arizona area.

(g) Withholding. All compensation and comparable payments to be paid to Executive under this Agreement shall be less all applicable withholdings required by applicable federal, state or local law, including, without limitation, payment of withholding taxes and unemployment compensation taxes in such state or states as shall be mutually determined by Executive and Employer in respect of Executive’s compensation under this Agreement.

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4. TERMINATION OF EMPLOYMENT.

(a) At-Will Employment. Executive acknowledges and agrees that his employment with Employer as described herein will be on an “at-will” basis and that, as a result, either Employer or Executive can terminate Executive’s Period of Employment without providing any advance notice (subject to the provisions of this Section 4). As a result, Executive acknowledges that neither job performance nor promotions, commendations, bonuses or the like will give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s Period of Employment.

(b) By Employer Without Cause. Notwithstanding anything to the contrary set forth in this Agreement, at any time Employer may terminate the Period of Employment without Cause (as defined below), effective as of the date specified in a written notice from Employer to Executive. Employer may dismiss Executive as provided in this Section 4 notwithstanding anything to the contrary contained in or arising from any statements, policies, or practices of Employer relating to the employment, discipline, or termination of its employees. If the Period of Employment is terminated by Employer without Cause within one (1) year of the Services Start Date, Employer shall, as severance, continue to pay Executive (A) his Base Salary, payable in regular monthly installments as severance payments from the date of termination for a period of three (3) months thereafter, and (B) his COBRA health insurance premiums from the date of termination through the date that is three (3) months after the date of termination. If the Period of Employment is terminated by Employer without Cause after the date that is one (1) year from the Services Start Date, Employer shall, as severance, continue to pay Executive (A) his Base Salary, payable in regular monthly installments as severance payments from the date of termination for a period of six (6) months thereafter and (B) his COBRA health insurance premiums from the date of termination through the date that is six (6) months after the date of termination Any payments made pursuant to this Section 4(b) shall be referred to as the “Severance Payment”. Notwithstanding the foregoing, the Executive shall only be entitled to the Severance Payment if, and only if, Executive (1) has executed and delivered to Employer the General Release in the form attached hereto as Exhibit A and does not revoke the General Release, (2) has not breached the provisions of the General Release or breached the provisions of this Agreement or the Confidentiality and Non-Compete Agreement between Executive and Employer dated as of the date hereof (the “Non-Compete Agreement”), and (3) does not apply for unemployment compensation chargeable to Employer during the Severance Period. Executive agrees and understands that no severance will be paid or provided until the General Release actually becomes effective. In the event that Executive’s termination of employment occurs at a time during the calendar year where the effective date of the release could occur in the calendar year following the calendar year in which Executive’s termination occurs, then any severance under this Agreement that would be considered Deferred Payments (as defined in Section 4(i)) will be paid on the first payroll date to occur during the calendar year following the calendar year in which such termination occurs, or such later time as is required by (i) the payment schedule applicable to each payment, (ii) the date the General Release becomes effective, or (iii) Section 4(i). The first payment will include all amounts, without any adjustment for interest, which would have been paid to Executive had payment commenced on the date Executive terminated employment. Upon such termination, Executive shall not be entitled to any other salary, compensation or benefits after termination of the Period of Employment, except as specifically provided for herein or in Employer’s employee benefit plans or in connection with any grant of stock options to Executive or as otherwise expressly required by applicable law (such as COBRA). Notwithstanding anything to the contrary contained in this Section 4(b), in the event Executive breaches the provisions of this Agreement or the Non-Compete Agreement, the severance amounts payable by Employer under this Section 4(b) shall not terminate unless and until more than fifteen (15) days have elapsed from and after the date written notice of such breach has been delivered to Executive without such breach having been cured during such 15-day period, provided, however, Executive will be permitted to avail himself of the cure rights contained in this Section 4(b) one time only during the Period of Employment.

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(c) By Employer For Cause. At any time, and without prior notice (except as otherwise provided in the definition of Cause set forth below), Employer may terminate the Period of Employment for Cause. Employer shall pay Executive all compensation then due and owing; thereafter, all of Employer’s obligations under this Agreement shall cease. Termination shall be for “Cause” if Executive (i) breaches his duty of loyalty to Employer or any of its Affiliates or engages in any acts of dishonesty or fraud with respect to Employer or any of its Affiliates or any of their respective business relations, (ii) commits a felony or any crime involving dishonesty, breach of trust, or physical or emotional harm to any person (or enters a plea of guilty or nolo contendere with respect thereto), (iii) breaches any material term of this Agreement or any other agreement between Executive and Employer or any of its Affiliates and such breach (if capable of cure) is not cured within fifteen (15) days following written notice thereof from Employer, (iv) reports to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing Employer or any of its Affiliates substantial public disgrace, disrepute or economic harm, (v) substantial and repeated failure to perform the duties as reasonably directed by the CEO or (vi) gross negligence or willful misconduct with respect to the Employer or any of its Affiliates.

(d) By Executive for Good Reason. If Executive shall resign for Good Reason, Executive shall be entitled to the same rights, and be subject to the same restrictions as provided in Section 4(b) upon termination by Employer without Cause. Specifically, and without limitation, the amount of any Severance Payment to be paid to Executive pursuant to this Section 4(d) shall be determined in a manner consistent with the provisions of Section 4(b). For purposes of this Section 4(d), “Good Reason” will mean Executive’s voluntary resignation within ninety (90) days after the occurrence of any of the following without the express written consent of Executive (i) a material reduction in Executive’s annualized Base Salary, or (ii) a material diminution in Executive’s supervisory responsibilities. Notwithstanding the foregoing, in the event Executive notifies Employer of his intention to resign for Good Reason, Employer shall have thirty (30) days from Employer’s receipt of the notice from Executive to cure the condition that triggered Executive’s notice of termination. In the event that Executive terminates his employment for Good Reason, the Employer shall be entitled to deliver written notice to Executive within thirty (30) days following such termination demanding that the determination of the existence of Good Reason be determined by arbitration in accordance with the procedures set forth in Section 5 hereof. If the arbitrator determines that Good Reason did not exist, the termination shall be treated as a voluntary termination by Executive and the Employer shall have no obligations to pay or provide to Executive the compensation payments and other benefits to which he would have otherwise been entitled to pursuant to a termination for Good Reason. If the arbitrator determines that Good Reason did exist, Executive shall be entitled to the same rights, and be subject to the same restrictions as provided in Section 4(b) upon termination by Employer without Cause.

(e) Voluntary Termination by Executive. At any time, Executive may terminate the Period of Employment for any or no reason by providing Employer at least thirty (30) days’ advance written notice. Employer shall have the option, in its complete discretion and upon payment of all compensation then due and owing through the last day of the notice period, to make Executive’s termination effective at any time prior to the end of such thirty (30) day notice period and, thereafter, all of Employer’s obligations under this Agreement shall cease.

(f) Termination Upon Death or Disability. Executive’s employment with Employer shall also terminate upon Executive’s death or Disability or other incapacity (as determined by the Board in its good faith judgment). For purposes of this Agreement, “Disability” shall mean that Executive is unable to perform the essential functions of Executive’s position by reason of any medically determinable

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physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. Alternatively, Executive will be deemed disabled if determined to be totally disabled by the Social Security Administration. Upon any such termination upon Executive’s death or Disability, Employer shall pay Executive (or Executive’s estate or legal representative or guardian) all compensation then due and owing; thereafter, all of Employer’s obligations under this Agreement shall cease, except for obligations required by law (e.g. COBRA) and Executive vested benefits (e.g., his vested stock options).

(g) Acceleration. If Executive’s employment terminates without Cause or for Good Reason within one (1) year of the Services Start Date, then the vesting schedule applicable to any stock options, restricted stock or other rights to acquire stock in Employer (including, but not limited to, the Initial Grants) shall automatically accelerate by six (6) months and all such stock options and other rights that would otherwise vest during such six (6) month period shall, on the date of such termination, become vested and/or immediately exercisable. If Executive’s employment terminates without Cause or for Good Reason after the date that is one (1) year after the Services Start Date, then the vesting schedule applicable to any stock options, restricted stock or other rights to acquire stock in Employer (including, but not limited to, the Grants) shall automatically accelerate by twelve (12) months and all such stock options and other rights that would otherwise vest during such twelve (12) month period shall, on the date of such termination, become vested and/or immediately exercisable. In the event that Executive is terminated without Cause (as hereinafter defined) by Employer (or its successor) within twelve (12) months of a Change in Control (as hereinafter defined), then any then-unvested stock options, restricted stock or other rights to acquire stock in Employer (as they may be assumed by Employer’s successor) shall automatically and fully vest as of the date of such termination. For purposes of this Agreement, the term “Change of Control” means (i) a business combination (such as a merger or consolidation) of Employer with any other corporation or other type of business entity (such as a limited liability company), other than (A) a business combination which would result in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of Employer or such controlling surviving entity outstanding immediately after such business combination, and (B) any bona fide equity financing; or (ii) the sale, lease, exchange or other transfer or disposition by Employer of all or substantially all of Employer’s assets.

(h) Termination of Compensation. Except as otherwise expressly provided herein, all of Executive’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination or expiration of the Period of Employment shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA).

(i) Employer Right to Delay Payment. Notwithstanding anything to the contrary in this Agreement, no severance payable to Executive, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Payments”) will be payable until Executive has a “separation from service” within the meaning of Section 409A. Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination of employment, then, if required, the Deferred Payments, which are otherwise due to Executive on or within the six (6) month period following Executive’s termination will accrue, to the extent required, during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination of employment or the date of Executive’s death, if earlier. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Any amount paid

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under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments for purposes of this Section. The foregoing provision is intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Executive and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A. For purposes of this Agreement, “Section 409A Limit” means the lesser of two (2) times: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Company’s taxable year preceding the Company’s taxable year of Executive’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code for the year in which Executive’s employment is terminated.

(j) Termination Obligations.

(i) Executive agrees that all property, including, without limitation, all equipment, Confidential Information (as defined in the Non-Compete Agreement), documents, books, records, reports, notes, contracts, lists, computer disks (and other computer-generated files and data), and copies thereof, created on any medium and furnished to, obtained by, or prepared by Executive in the course of or incident to his employment, belongs to Employer. Accordingly, Executive shall return such property to Employer promptly upon termination or expiration of the Period of Employment.

(ii) All employee and other benefits to which Executive is otherwise entitled shall cease upon the termination or expiration of the Period of Employment, unless explicitly continued either under this Agreement or under any specific written policy or benefit plan of Employer.

(iii) Upon termination or expiration of the Period of Employment, Executive shall be deemed to have resigned from all offices and directorships then held with Employer or any Affiliate.

(iv) The representations and warranties contained in this Agreement and Executive’s obligations under this Section 4(j) shall survive the termination or expiration of the Period of Employment and the termination of this Agreement.

(k) Cooperation. For sixty (60) days following any termination or expiration of the Period of Employment and at Employer’s sole cost and expense, Executive shall cooperate in a reasonable manner with Employer in all matters relating to the winding up of pending work on behalf of Employer and the orderly transfer of work to other employees of Employer. At all times following any termination or expiration of the Period of Employment, Executive shall also cooperate in the defense of any action brought by any third party against Employer that relates in any way to Executive’s acts or omissions while employed by Employer; provided that Employer shall reimburse Executive for his reasonable out-of-pocket expenses after being provided with reasonable documentation of such expenses.

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(l) Golden Parachute Taxes. In the event that any of the benefits provided to Executive by this Agreement (A) constitute “parachute payments” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (B) but for this paragraph would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then Executive’s benefits hereunder shall be either (1) provided to Executive in full, or (2) provided to Executive as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts (when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes) results in the receipt by Executive of the greatest amount of benefits, on an after-tax basis, notwithstanding that all or some portion of such benefits may be subject to payment of an Excise Tax. Unless Employer and Executive agree otherwise in writing, any determination required under this Section 4(l) shall be made in writing in good faith by a mutually determined and qualified third party (the “Professional Service Firm”). Any reduction in payments and/or benefits required shall occur in the following order: (1) reduction of cash payments; and (2) reduction of other benefits paid to Executive. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant for Executive’s equity awards. For purposes of making the calculations required by this Section 4(l), the Professional Service Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. Employer and Executive shall furnish to the Professional Service Firm such information and documents as the Professional Service Firm may reasonably request in order to make a determination under this Section 4(l). Employer shall bear all costs and expenses the Professional Service Firm may reasonably incur in connection with any calculations contemplated by this Section 4(l)(i).

5. ARBITRATION.

(a) Arbitrable Claims. To the fullest extent permitted by law, disputes between Executive (and his attorneys, successors, and assigns) and Employer (and its Affiliates, shareholders, directors, officers, employees, agents, successors, attorneys, and assigns) relating in any manner to the employment or termination of Executive, and all disputes arising under this Agreement (“Arbitrable Claims”) shall be resolved by arbitration. All persons and entities specified in the preceding sentence (other than Employer and Executive) shall be considered third-party beneficiaries of the rights and obligations created by this Section on Arbitration. Arbitrable Claims shall include, without limitation, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation, excepting only claims under applicable workers’ compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Arbitrable Claims shall include (to the fullest extent permitted by law) any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, as well as any claims asserting wrongful termination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability.

(b) Procedure. Arbitration of Arbitrable Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended (“AAA Employment Rules”), as augmented in this Agreement. Arbitration shall be initiated as provided by the AAA Employment Rules, although the written notice to the other party initiating arbitration shall also include a statement of the claim(s) asserted and the facts upon which the claim(s) are based. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief under the laws of the State of Idaho. All arbitration

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hearings under this Agreement shall be conducted in Kootenai County, Idaho. The decision of the arbitrator shall be in writing and shall include a statement of the essential conclusions and findings upon which the decision is based. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING WITHOUT LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE.

(c) Arbitrator Selection and Authority. All disputes involving Arbitrable Claims shall be decided by a single arbitrator. The arbitrator shall be selected by mutual agreement of the parties within thirty (30) days of the effective date of the notice initiating the arbitration. If the parties cannot agree on an arbitrator, then the complaining party shall notify the AAA and request selection of an arbitrator in accordance with the AAA Employment Rules. The arbitrator shall have only such authority to award equitable relief, damages, costs, and fees as a court would have for the particular claim(s) asserted. The fees of the arbitrator shall be paid equally by the parties. If the allocation of responsibility for payment of the arbitrator’s fees would render the obligation to arbitrate unenforceable, the parties authorize the arbitrator to modify the allocation as necessary to preserve enforceability. The arbitrator shall have exclusive authority to resolve all Arbitrable Claims, including, but not limited to, whether any particular claim is arbitrable and whether all or any part of this Agreement is void or unenforceable.

(d) Confidentiality. All proceedings and all documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff. All documents filed with the arbitrator or with a court shall be filed under seal. The parties shall stipulate to all arbitration and court orders necessary to effectuate fully the provisions of this subsection concerning confidentiality.

(e) Continuing Obligations. The rights and obligations of Executive and Employer set forth in this Section 5 shall survive the termination of Executive’s employment and the expiration of this Agreement.

6. EXECUTIVE’S REPRESENTATIONS. Executive hereby represents and warrants to Employer that (a) the execution, delivery and performance of this Agreement by Executive does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (b) except as described in Section 1 of this Agreement regarding the professional services Executive shall continue to provide to his former employer during the Initial Transition Period, Executive is not a party to or bound by any employment agreement or noncompete agreement or confidentiality agreement with any other person or entity that would have the effect of preventing Executive from entering into this Agreement or performing his obligations described herein, and (c) upon the execution and delivery of this Agreement by Employer, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

7. NOTICES. Any notice or other communication under this Agreement must be in writing and shall be effective upon delivery by hand, or three (3) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to Employer or to Executive at the corresponding address below. Executive shall be obligated to notify Employer in writing of any change in his address. Notice of change of address shall be effective only when done in accordance with this Section.

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Employer’s Notice Address:

NightHawk Radiology Holdings, Inc.

601 Front Avenue, Suite 502

Coeur d’Alene, ID 83814

Attn: General Counsel

Telecopy: (208) 664-2720

Executive’s Notice Address:

The last residential address known by Employer.

8. ACTION BY EMPLOYER. All actions required or permitted to be taken under this Agreement by Employer, including, without limitation, exercise of discretion, consents, waivers, and amendments to this Agreement, shall be made and authorized only by the Board.

9. INTEGRATION. This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by Employer. This Agreement supersedes all other prior and contemporaneous agreements and statements, whether written or oral, express or implied, pertaining in any manner to the employment of Executive, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of Employer, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

10. AMENDMENTS; WAIVERS. This Agreement may not be amended except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

11. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Executive agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of Employer with, or its merger into, any other entity, or the sale by Employer of all or substantially all of its assets, or the assignment by Employer of any rights or obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those specifically enumerated in this Agreement

12. SEVERABILITY. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Idaho until such time as Employer’s headquarters shall move to the Phoenix/Scottsdale, Arizona area, following which, this Agreement shall be governed by and construed in

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accordance with the law of the State of Arizona. Subject to Section 5, the parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in Coeur d’Alene, Idaho (if the Agreement is to be governed by and construed in accordance with Idaho law) or Phoenix, Arizona (if the Agreement is to be governed by and construed in accordance with Arizona law) over any suit, action or proceeding brought pursuant to the terms of this Agreement.

14. INTERPRETATION. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

15. CONFLICT WITH EMPLOYER POLICIES. In the event of any conflict between this Agreement and the policies and procedures adopted by Employer from time to time during the Period of Employment, this Agreement shall control.

16. EMPLOYEE ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to consult legal counsel in regard to this Agreement, that he has read and understands this Agreement, that he is fully aware of its legal effect, and that he has entered into it freely and voluntarily and based on his own judgment and not on any representations or promises other than those contained in this Agreement.

17. COUNTERPARTS; FACSIMILE SIGNATURE. This Agreement may be executed in one or more counterparts and by facsimile signature, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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The parties have duly executed this Agreement as of the date first written above.

EXECUTIVE

/s/ Timothy V. Myers, M.D.
Timothy V. Myers, M.D.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

/s/ David M. Engert
David M. Engert
President & Chief Executive Officer

EMPLOYMENT AGREEMENT BETWEEN

NIGHTHAWK RADIOLOGY HOLDINGS, INC. & TIMOTHY V. MYERS

SIGNATURE PAGE

EXHIBIT A

GENERAL RELEASE

I, Timothy V. Myers, M.D., in consideration of and subject to the performance by NightHawk Radiology Holdings, Inc., a Delaware corporation (the “Employer”), of its obligations under the Employment Agreement, dated as of March __, 2009 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Employer and each of its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Employer and each of its affiliates and the Employer’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.

1.	I understand that any payments or benefits paid or granted to me under Section 4(b), Section 4(d) and Section 4(g) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 4(b), Section 4(d) and Section 4(g) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Employer or its affiliates. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Employer.

2.	Except as provided in paragraphs 4 and 13 below and except for the provisions of my Employment Agreement which expressly survive the termination of my employment with the Employer, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Employer and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Employer or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Employer (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including, without limitation, the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including (without limitation) attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 1 above.

4.	I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Employer in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.	In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including, without limitation, those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Employer would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Employer, or in the event I should seek to recover against the Employer in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 1 as of the execution of this General Release.

6.	I represent that I am not aware of any claim by me other than the claims that are released by this Agreement.

7.	I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Employer, any Released Party or myself of any improper or unlawful conduct.

8.	I agree that I will forfeit all rights under Section 4 of the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Employer or the other Released Parties, I will return all payments and otherwise reimburse the Employer for all benefits (including accelerated stock options) received by me pursuant to the Agreement.

9.	I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10.	Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

11.	I agree to reasonably cooperate with the Employer in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Employer upon reasonable notice for interviews and factual investigations; appearing at the Employer’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Employer pertinent information; and turning over to the Employer all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Employer asks for my cooperation in accordance with this provision, the Employer will reimburse me solely for reasonable travel expenses, including, without limitation, lodging and meals, upon my submission of receipts.

12.	I agree not to disparage the Employer, its past and present investors, officers, directors or employees or its affiliates and to keep all confidential and proprietary information about the past or present business affairs of the Employer and its affiliates confidential unless a prior written release from the Employer is obtained. I further agree that as of the date hereof, I have returned to the Employer any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, Employer-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I have not and shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

13.	Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims (i) arising out of any breach by the Employer or by any Released Party of the Agreement after the date hereof and (ii) to indemnification for which I may be entitled to as a former officer or director of the Employer under their respective charter and/or bylaws and/or other constituent documents so long as I am otherwise entitled to be indemnified as authorized thereunder.

14.	Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(i)	I HAVE READ IT CAREFULLY;

(ii)	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(iii)	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(iv)	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(v)	I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON , TO CONSIDER IT AND THE CHANGES MADE SINCE THE , VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(vi)	THE CHANGES TO THE AGREEMENT SINCE , EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(vii)	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(viii)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(ix)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE EMPLOYER AND BY ME.

DATE: